UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2007

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 14, 2007, Advanced Micro Devices, Inc. (the “Company”) notified Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) under the Collateral Trust Agreement dated as of October 24, 2006, among the Company, AMD International Sales & Service, Ltd., certain other affiliates of the Company and the Collateral Agent (the “Collateral Trust Agreement”), that the Company’s 7.75% Senior Notes due 2012 (the “2012 Notes”) are no longer required to be secured equally and ratably by the Liens (as defined in the Credit Agreement, dated October 24, 2006, among the Company, the lenders thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and syndication agent, and the Collateral Agent (the “October 2006 Term Loan”)) securing the outstanding obligations under the October 2006 Term Loan. The Liens securing the obligations under the October 2006 Term Loan qualify as “Permitted Liens” under the indenture governing the 2012 Notes. As a result, as of June 14, 2007, the 2012 Notes are not secured by the collateral securing the obligations under the October 2006 Term Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary